UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2004

StoneMor Partners L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

80-0103159	000-50910
(Commission File Number)	(IRS Employer Identification No.)

155 Rittenhouse Circle, Bristol, PA	19007
(Address of Principal Executive Offices)	(Zip Code)

(215) 826-2800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On or about December 2, 2004, the Compensation Committee of the Board of Directors of StoneMor GP LLC, the general partner of StoneMor Partners L.P. (“StoneMor”), entered into agreements with three non-employee directors of StoneMor GP LLC, namely Allen Freedman, Peter Grunebaum and Martin Lautman, regarding the compensation payable to such directors for their services as directors.

The compensation payable to Allen Freedman and Peter Grunebaum will be as follows:

•	An annual retainer in cash of $12,500;

•	An annual retainer in deferred restricted units of $12,500;

•	A meeting fee of $1,000 for each meeting of the board of directors attended and $750 for each committee meeting attended; and

•	A fee of $500 for participation in each telephone board call that is greater than one hour, but less than two hours, and $1,000 for participation in each telephone board call that is two or more hours.

Mr. Freedman will also receive a annual retainer of $10,000 as Chairman of the Audit Committee of StoneMor GP LLC.

Martin Lautman will receive an annual retainer payable in deferred restricted units of $12,500 as compensation for his services as director of StoneMor GP LLC.

A copy of the StoneMor Partners L.P. Long-Term Incentive Plan, under which the deferred restricted units are being granted, was filed as Exhibit 10.3 to StoneMor’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2004	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC
its general partner

	By:	/s/ William R. Shane
	Name:	William R. Shane
	Title:	Executive Vice President and
Chief Financial Officer